UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

M&F BANCORP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&F BANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2006

TO OUR STOCKHOLDERS:

You are invited to attend the 2006 annual meeting of stockholders of M&F Bancorp, Inc. to be held at its principal executive offices located at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707 on Tuesday, June 20, 2006 at 6:00 pm Eastern Time. At the annual meeting, you will be asked to:

1. Elect seven people to serve on the Board of Directors of M&F Bancorp, Inc. until the 2007 annual meeting of stockholders or until their successors are elected and qualified;

2. Ratify the appointment of McGladrey & Pullen, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2006; and

3. Consider any other business that may properly be brought before the annual meeting or any adjournment thereof. M&F Bancorp, Inc.’s Board of Directors does not know of any other business to be considered at the annual meeting.

Stockholders of record at the close of business on April 27, 2006 are entitled to vote at the annual meeting or any adjournment thereof. If a quorum is not present at the time of the annual meeting, the meeting may be adjourned so that M&F Bancorp, Inc. can solicit more proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ronald Wiley

Ronald Wiley

President and Chief Executive Officer

Durham, North Carolina

May 12, 2006

We urge you to complete, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the annual meeting in person. If you do attend the annual meeting, you then may withdraw your proxy and vote in person. You may withdraw your proxy at any time prior to voting.

M&F BANCORP, INC.

2634 Durham Chapel Hill Blvd.

Durham, North Carolina 27707

(919) 687-7800

PROXY STATEMENT

M&F Bancorp, Inc. (the “Corporation”) is sending this proxy statement to you for the solicitation of proxies by our Board of Directors to be voted at the annual stockholders’ meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about May 12, 2006.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The annual meeting will be held at 6:00 pm Eastern Time on Tuesday, June 20, 2006 at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707.

What Matters Will be Voted on at the Annual Meeting?

At the annual meeting, you will be asked to:

•	Elect seven people to serve on the Corporation’s Board of Directors until the annual meeting of stockholders in 2007 or until their successors are elected and qualified;

•	Ratify the appointment of McGladrey & Pullen, L.L.P. as the Corporation’s independent auditor for the fiscal year ending December 31, 2006; and

•	Consider any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 27, 2006, are entitled to receive notice of and to vote at the annual meeting. On April 27, 2006, there were 1,685,646 shares of the Corporation’s common stock outstanding and there were approximately 1,132 stockholders of record. Each share of the common stock is entitled to one vote on each matter considered at the meeting.

What Constitutes a Quorum?

The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the annual meeting is required for a quorum. Abstentions, broker non-votes and votes withheld from any director nominee count as “shares present” at the annual meeting for purposes of determining a quorum.

What Vote is Required to Approve Each Proposal?

Election of Directors. The seven nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Stockholders can cumulate their votes in the election of directors.

Ratification of Accountants. The Audit Committee of our Board of Directors has appointed McGladrey & Pullen, L.L.P. to act as the independent auditor for the Corporation for the fiscal year ending December 31, 2006. Ratification of this proposal will require the favorable vote of at least a majority of all shares of common stock voted on the measure.

Other Matters. Any other matters presented for consideration at the annual meeting or any adjournment of the annual meeting will require the vote of at least a majority of all shares of common stock present and voting on the matter. Management currently knows of no other matters to be presented at the annual meeting.

Abstention and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast and, therefore, will have no effect on the vote for any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and, therefore, does not have discretionary voting power for that particular item.

How Do I Vote?

If you complete and sign the enclosed proxy and return it to us, it will be voted as you direct. If you return your proxy but do not give directions for one or more of the proposals, any directions you give will be followed and the proxy will be voted FOR each of the proposals on which no directions are given. If any other matters are properly presented at the annual meeting for consideration, the people named in the proxy will have discretion to vote on those matters according to their best judgment. “Street name” stockholders who wish to vote in person at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, your proxy can be withdrawn at any time before it is voted by:

•	delivering written notice to our Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the annual meeting, or

•	completing and returning a later dated proxy, or

•	attending the annual meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

The Corporation will bear the cost of soliciting proxies for the annual meeting. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation and our bank subsidiary, Mechanics & Farmers Bank (the “Bank”), may solicit proxies personally or by telephone or fax. No director, officer or employee of the Corporation or Bank who solicits proxies will receive any compensation for their solicitation efforts other than their regular compensation for the positions they hold. The Corporation does not intend to pay any compensation to any other people for the solicitation of proxies. However, it will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses related to mailing proxy materials to beneficial owners.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of our Common Stock?

The following table shows all “persons” or “groups,” as defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”), who are known to the Corporation to beneficially own more than 5% of the Corporation’s common stock:

Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Mrs. Vivian M. Sansom	180,798	10.73%
1521 Cross Link Road
Raleigh, NC 27610

Mrs. Selena W. Wheeler	165,414	9.81%
302 Formosa Avenue
Durham, NC 27707

North Carolina Mutual	156,000	9.25%
411 West Chapel Hill Street
Durham, NC 27701

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,685,646 shares of common stock outstanding as of April 27, 2006.

How Much Stock Do Directors, Nominees and Executive Officers of the Corporation and the Bank Own?

The following table shows the beneficial ownership of common stock as of April 27, 2006 by:

•	Each director;

•	Each nominee;

•	The following people: (i) those who served as the Corporation’s chief executive officer during 2005, regardless of compensation level; (ii) the Corporation’s four most highly compensated executive officers, other than the chief executive officer, who received salaries and bonuses in excess of $100,000 in 2005 and who were serving as executive officers as of 12/31/2005; and (iii) up to two additional individuals who would have been included in (ii) above but for the fact that they were not serving as executive officers as of 12/31/2005 (each a “named executive officer”); and

•	All of the above as a group.

The table includes shares owned by spouses, other immediate family members and in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership where the people named in the table have “beneficial ownership” of the shares.

Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Wesley A. Christopher	0	*
Senior Vice President/Banking Group Executive of the Bank
2634 Durham Chapel Hill Boulevard, Suite 100
Durham, North Carolina 27707

Willie T. Closs, Jr.	400	*
Director of the Corporation and the Bank
411 West Chapel Hill Street
Durham, NC 27701

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Genevia Gee Fulbright	1,054	*
Director of the Corporation and the Bank
P.O. Box 13156
Research Triangle Park, NC 27709-3156

Lee Johnson, Jr.[3]	2,688	*
Former President, Chief Executive Officer and
Director of the Corporation and the Bank
114 Alnick Court
Durham, NC 27712

Michael L. Lawrence	90	*
Director of the Bank and
Nominee Director of the Corporation
2634 Durham Chapel Hill Boulevard, Suite 206
Durham, NC 27707

Benjamin S. Ruffin[4]	9,690	*
Former Director of the Corporation and the Bank
8 West 3rd Street
Winston-Salem, NC 27101

Cedric L. Russell	704	*
Director of the Bank
822 Carl Russell Avenue
Winston-Salem, NC 27101

Joseph M. Sansom	1,848	*
Director of the Corporation and the Bank
2701 Little John Road
Raleigh, NC 27610

J. C. Scarborough III	9,200	*
Director of the Bank
P.O. Box 1075
Durham, NC 27702

E. Elaine Small[5]	32,300[6]	1.88%
Former Vice President of the Corporation and Former Executive Vice President/Operations Group
Executive of the Bank
3705 Delmar Drive
Durham, NC 27703

Maceo K. Sloan	8,284	*
Director of the Corporation and the Bank
2634 Durham Chapel Hill Boulevard, Suite 206
Durham, NC 27707

Aaron L. Spaulding Director of the Corporation and the Bank 5400 Glenwood Avenue, Suite 200 Raleigh, NC 27612-3747	59,022[7]	3.50%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

James A. Stewart	26,270	1.50%
Director of the Bank
14 Consultant Place, Suite 250
Durham, NC 27707

Connie J. White	1,474[8]	*
Director of the Bank
P. O. Box 555
Durham, NC 27702

Ronald Wiley	404	*
President, Chief Executive Officer and
Director of the Corporation and the Bank
2634 Durham Chapel Hill Boulevard, Suite 100
Durham, NC 27707

Directors and Named Executive
Officers as a group (15 people)	153,428[9]	9.10%

*	Represents less than 1% of the Corporation’s outstanding common stock.
[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,685,646 shares of M&F Bancorp, Inc. common stock outstanding as of April 27, 2006. Assumes the exercise of only those stock options included with respect to the designated recipients.
[3]	Mr. Johnson, Jr. retired as President and Chief Executive Officer of the Corporation and the Bank on June 15, 2005, after 37 years service. He resigned as a Director of the Corporation and the Bank, effective June 22, 2005.
[4]	Mr. Ruffin resigned as a director of the Corporation effective December 31, 2004 and as a director of the Bank effective February 24, 2005.
[5]	Ms. Small retired as a Vice President of the Corporation and as Executive Vice President/Operations Group Executive of the Bank effective April 3, 2006.
[6]	Includes 31,200 shares of common stock in which Ms. Small has the right to acquire a beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[7]	Includes 20,322 shares of common stock held in trust and for which Mr. Spaulding serves as trustee and, as such, has certain voting and investment powers over these shares. Includes 28,500 shares of common stock held by Mr. Spaulding’s mother for whom Mr. Spaulding serves as attorney-in-fact for financial matters and, as such, has certain voting and investment powers over these shares.
[8]	Includes 24 shares held jointly with her brother.
[9]	Includes 31,200 shares of common stock in which an individual within the group has the right to acquire a beneficial interest within 60 days by exercise of stock options granted under the Stock Option Plan.

EXECUTIVE OFFICERS

The following table provides information about the executive officers of the Corporation and the Bank.

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since

Ronald Wiley	50	President/Chief Executive Officer of the Corporation and the Bank, June 2005 to present; President/Chief Executive Officer of Southern Dallas Development Corporation, May 2003 to April 2005; President/Chief Executive Officer of Douglass National Bank, January 1994 to May 2002.	June 2005

Lee Johnson, Jr.	62	President/Chief Executive Officer of the Corporation and the Bank, May 2001 to June 2005; President of the Corporation and President/Chief Operating Officer of the Bank, October 2000 to May 2001; Vice President of the Corporation and Executive Vice President/Chief Financial Officer/Financial Group Executive of the Bank, April 1996 to October 2000.	1968

Allan E. Sturges	57	Acting Chief Financial Officer of the Corporation, March 2005 to April 2006; Vice President/Comptroller of the Bank, April 2004 to present; Chief Financial Officer of Consolidated Bank & Trust Company, Richmond, Virginia, November 2000 to April 2004	2004

Wesley A. Christopher	57	Senior Vice President/Banking Group Executive of the Bank, September 2003 to present; Senior Vice President/Market Executive, First Citizens Bank, March 1997 to September 2003.	2003

W. Donald Harrington	43	Senior Vice President/Credit Administrator of the Bank, May 1997 to present.	1994

Anthony C. Powell	38	Senior Vice President/Operations of the Bank, January 2006 to present; Audit and Risk Manager 1994 to December 2005	1994

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since

E. Elaine Small	56	Vice President of the Corporation and Executive Vice President of the Bank, January 2006 to April 2006; Vice President of the Corporation and Executive Vice President/Operations Group Executive of the Bank, October 2000 to January 2006; Senior Vice President/Operations Group Executive of the Bank, April 1994 to October 2000.	1972

Jonathan S. Woodall [2]	46	Senior Vice President/Chief Financial Officer of the Corporation and the Bank, April 10, 2006 to present. Previously he was a Business Advisor with North Carolina Mutual Life Insurance Company, in Durham, N.C. (2003-2006), Chief Financial Officer, ArrayXpress, Inc., based in Raleigh, N.C. (2003-2005) and a Manager, Senior Manager and latterly a Partner with Deloitte & Touche LLP in Raleigh, N.C. (1987-2002).	April 2006

[1]	Ages are given as of 12/31/2005.
[2]	Mr. Woodall was appointed Senior Vice President and Chief Financial Officer of the Corporation and the Bank on April 10, 2006—see Form 8-K filed by the Corporation with the SEC on April 10, 2006. Since he was not an executive officer during the fiscal year ended December 31, 2005, he is not otherwise reported on in this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Corporation’s Board of Directors Meet During 2005?

During the year ended December 31, 2005, the Board of Directors of the Corporation (the “Board”) held 13 meetings. No incumbent director of the Corporation attended less than 75% of the total meetings of the Board during this period. All incumbent directors of the Corporation attended 75% or more of the meetings of committees on which the directors served during this period.

How Often Did the Board of Directors of the Bank Meet During 2005?

During the year ended December 31, 2005, the Board of Directors of the Bank (the “Bank Board”) held 11 meetings. Except as noted below, no director of the Bank attended less than 75% of the total meetings of the Bank Board and any committees on which each director served during this period. Messrs. Closs and Sloan (both of whom became directors of the Bank on June 22, 2005) each attended five of the seven Bank Board and committee meetings on which they served while they were Bank directors (approx. 71%).

What Committees Have Been Established?

Committees of the Corporation

The Board has four standing committees, an Audit Committee, a Strategic Issues and Planning Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.

Audit Committee. The Audit Committee, among other responsibilities:

•	Reviews and approves the services of the independent auditor of the Corporation and the Bank;

•	Reviews the plan, scope and audit results of the internal auditors and the independent auditors;

•	Reviews the reports of bank regulatory authorities; and

•	Reviews the annual and other reports to the Securities and Exchange Commission (“SEC”) and the annual report to the Corporation’s stockholders.

The Audit Committee consists of directors Genevia Gee Fulbright (chairperson of the Committee), Willie T. Closs, Jr., Maceo K. Sloan and Aaron L. Spaulding. There were 9 meetings of the Audit Committee during the year ended December 31, 2005.

Strategic Issues and Planning Committee. The Strategic Issues and Planning Committee assists in influencing the future direction of the Corporation. The Strategic Issues and Planning Committee recommends planning issues and policies to the Board, monitors the planning activities of the Corporation’s officers, and makes recommendations as appropriate, to the officers and directors of the Corporation.

The Strategic Issues and Planning Committee consists of directors Maceo K. Sloan (chairman of the Committee), Aaron L. Spaulding, Willie T. Closs, Jr., Genevia Gee Fulbright and Joseph M. Sansom. There were no meetings of the Strategic Issues and Planning Committee during the year ended December 31, 2005.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board Committee composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance. There were 2 meetings of this Committee during the year ended December 31, 2005.

The Corporate Governance and Nominating Committee consists of directors Aaron L. Spaulding (chairman of the Committee), Willie T. Closs, Jr., Genevia Gee Fulbright, and Maceo K. Sloan.

Compensation Committee. The Compensation Committee receives the recommendations of the Chief Executive Officer and the Bank’s Compensation Committee for the compensation to be paid to executive officers, and after due deliberation determines the compensation of such executive officers and the Chief Executive Officer. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives. The Compensation Committee met once during the year ended December 31, 2005.

The Compensation Committee consists of directors Willie T. Closs, Jr. (chairman of the Committee) and Aaron L. Spaulding.

Committees of the Bank

The Bank Board has several standing committees, including the Executive Committee and Compensation Committee.

Executive Committee. The Executive Committee of the Bank may act, between meetings of the Bank Board, with all the authority of the full Bank Board. The members of the Executive Committee are Bank directors Ronald Wiley, Joseph M. Sansom, Aaron L. Spaulding and James A. Stewart. The Committee met 3 times during the year ended December 31, 2005.

Compensation Committee. The Compensation Committee reviews and recommends to the Compensation Committee of the Board compensation arrangements for senior management of the Corporation and the Bank. The members of this Committee are Bank directors Joseph M. Sansom, Aaron L. Spaulding and James A. Stewart. The Committee met 3 times during the year ended December 31, 2005.

How are Directors Compensated?

Directors are reimbursed for their reasonable travel expenses incurred to attend meetings. Directors who are officers or employees of the Corporation or its subsidiaries received no additional compensation for service as directors or members of Board committees of the Corporation or the Bank. The Board anticipates that the same fees will be payable during 2006. Any non-officer director who serves on both the Board and the Bank Board receives a retainer only from the Corporation.

Corporation Directors

During 2005, the Corporation’s non-officer directors each received an annual retainer of $1,800, $500 for each Board meeting attended and $375 for each committee meeting attended. In addition, non-officer committee chairmen received a $1,000 annual retainer for each committee chaired and the Chairman of the Board received a $3,600 annual retainer.

Bank Directors

During 2005, the Bank’s non-officer directors each received an annual retainer of $1,800, $500 for each Bank Board meeting attended and $375 for each committee meeting attended. In addition, non-officer committee chairmen received a $1,000 annual retainer for each committee chaired.

Director Fee Continuation Agreements. The Corporation and the Bank, as applicable, entered into one or more unfunded director fee continuation agreements with each of the members of the Board and the Bank Board, except for Mr. Johnson, pursuant to which the participating directors receive retirement benefits in the form of fee continuation payments. On May 10, 2005 these agreements were rescinded by the Corporation and the Bank. Accordingly, neither the Corporation nor the Bank has any continuing liability under these previous agreements.

Bank-Owned Life Insurance. Bank-owned life insurance (“BOLI”) involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of directors and/or officers of the Bank. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with director and/or employee benefit plans or provide additional benefits for directors and/or employees. The Bank is the owner of the director BOLI policies and is entitled to the full cash surrender value of the director BOLI policies. Upon an insured director or officer’s death, 100% of the net death benefit is payable to the Bank.

How Can a Stockholder Nominate Someone for the Board?

According to the Corporation’s Bylaws, any stockholder nomination of candidates for election to the Board at the annual meeting must be made in writing to the Corporation’s Corporate Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information if known to the nominating stockholder:

•	The name and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The total number of shares of common stock of the Corporation that will be voted for each proposed nominee;

•	The name and address of the nominating stockholder; and

•	The number of shares of common stock owned by the nominating stockholder.

The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the vote inspector for the annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

How Can a Stockholder Communicate with the Board or its Members?

The Corporation does not have a formal procedure specifically for stockholder communication with the Board. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Ronald Wiley, our Chief Executive Officer, or our Corporate Secretary at the following address with a request to forward the same to the intended recipient: M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board, or any of its members, care of the Corporation at the address above. In addition, stockholders may contact us through our website address at http://www.mfbonline.com or using our toll-free number, 1-800-433-8283. The Board has delegated to the

Corporate Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or Board consideration. According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Corporation’s ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the Corporation. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What is the Corporation’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board to attend, the Corporation has no formal policy in place with regard to Board members’ attendance at its annual meeting of stockholders. All Board members attended our 2005 annual meeting of shareholders which was held on May 10, 2005.

REPORT OF AUDIT COMMITTEE

The Board has determined that all members of the Audit Committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, as applicable to NASDAQ National Market companies. The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on December 14, 2005. A copy of the charter is available on the “Shareholder Information” page of the Corporation’s website at http://www.mfbonline.com.

The Board has opted to voluntarily comply with NASD corporate governance standards applicable to Audit Committee composition. Under those standards, the Committee must have at least three directors, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board has determined that Genevia Gee Fulbright, Chairperson of the Audit Committee, Maceo K. Sloan and Willie T. Closs, Jr., each Audit Committee members, qualify as “audit committee financial experts” as defined under applicable SEC and NASD rules and regulations. The Board’s affirmative determinations were based, among other things, upon Ms. Fulbright’s extensive experience in public accounting for over 20 years and her position as a Certified Public Accountant with her own firm of Fulbright & Fulbright, CPA, PA; upon Mr. Sloan’s extensive experience and positions as Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. and Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Advisers, Inc. and NCM Capital Management Group, Inc.; and upon Mr. Closs’ extensive experience as a Certified Public Accountant, his position as Executive Vice President of North Carolina Mutual Life Insurance Company, his prior experience as an auditor with Deloitte & Touche, LLP and his academic credentials. The Board has determined that all of the remaining directors on the Committee meet the relevant SEC and NASDAQ financial literacy standards.

The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management of the Corporation and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Commission. The Audit Committee also appointed the Corporation’s independent auditor for the fiscal year ending December 31, 2006 and the Board concurred in the recommendation.

Members of the Audit Committee

Willie T. Closs, Jr.

Genevia Gee Fulbright

Maceo K. Sloan

Aaron L. Spaulding

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporation established a Corporate Governance and Nominating Committee in March 2004. All members of this Committee are “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on March 7, 2006. A copy of this charter is available on the “Shareholder Information” page of the Corporation’s website at http://www.mfbonline.com. This Committee establishes corporate governance policies, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Committee facilitates an annual evaluation by members of the Board as a whole and individual director performance.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each annual meeting. The Committee identifies director nominees from various sources such as officers, directors, and stockholders. In 2005 it did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee currently has no written policy with regard to the consideration of director candidates recommended by security holders, however, as a matter of practice the Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Corporation stock ownership. Where appropriate, the committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation. Additional factors the Committee may consider in evaluating candidates include: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Corporation; (viii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an “audit committee financial expert;” (ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an annual meeting, the Committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Corporation.

Members of the Corporate Governance

and Nominating Committee

Aaron L. Spaulding

Willie T. Closs, Jr.

Genevia Gee Fulbright

Maceo K. Sloan

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 2005, 2004 and 2003, the cash compensation received by the Corporation and the Bank’s Chief Executive Officer, anyone else who served as Chief Executive Officer during 2005, and the Bank’s other executive officers whose total annual salary and bonus during 2005 exceeded $100,000, as well as certain other compensation paid or accrued for those years. The Corporation does not pay its executive officers any cash compensation. However, the executive officers of the Corporation are also executive officers of the Bank and receive compensation from the Bank.

		Annual Compensation						Long Term Compensation	All Other Compensation[3,4,5,6]
Name and Principal Position	Year	Salary		Bonus[1]		Other Annual Compensation[2]		Securities Underlying Options/Stock Appreciation Rights (“SARS”) (in shares)
Ronald Wiley President/Chief Executive Officer of the Corporation and the Bank	2005 2004 2003		$89,995 — —		$0 — —		$25,000 — —	0/0 — —		$14,451 — —

Lee Johnson, Jr. Former President/Chief Executive Officer of the Corporation and the Bank	2005 2004 2003	$ $ $	75,440 159,159 151,624	$ $ $	37,252 36,000 25,683	$ $ $	17,500 5,000 0	0/0 0/0 0/0	$ $ $	180,958 111,384 24,551

E. Elaine Small Vice President of the Corporation and Executive Vice President/Operations Group Executive of the Bank	2005 2004 2003	$ $ $	112,666 110,197 106,454	$ $ $	19,822 15,322 17,719	$ $ $	0 4,500 0	0/0 0/0 0/0	$ $ $	448,725 107,941 7,988

Wesley C. Christopher Senior Vice President/Banking Group Executive	2005 2004 2003		$95,620 — —		$14,133 — —		$0 — —	0/0 0/0 0/0		$7,318 — —

[1]	Bonuses for 2005 were projected based on the Corporation’s cash incentive compensation plan.
[2]	For Mr. Wiley this amount consisted of a one time signing bonus. For Mr. Johnson for 2005, this amount consisted of seven payments of a $2,500 monthly consulting fee payable under the Consultancy Agreement, which agreement became effective after Mr Johnson’s retirement from the Corporation and Bank and his resignation from the Board and Bank Board. For both Mr. Johnson and Ms. Small for 2004, these amounts reflected special payments made to the named executive officer in recognition of work performed during 2003 and 2004 on special projects for the Corporation and the Bank.
[3]	For Mr. Wiley for 2005, this amount consisted of stock worth $6,500, a moving allowance of $7,500 and $451 in life insurance premiums for coverage in excess of $50,000.
[4]	For Mr. Johnson for 2005, this amount consisted of $1,105 in life insurance premiums for coverage in excess of $50,000, $178,151 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $1,702 in imputed income under the BOLI policies (a portion of the whole life insurance premiums paid for the named executive in lieu of term life insurance premium payments for the equivalent death benefit coverage); For 2004 this amount consisted of an employer contribution of $11,300 to the Retirement Plus Plan and Deferred Salary Agreement, $1,584 in life insurance premiums for coverage in excess of $50,000, $95,000 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $3,500 in imputed income under the BOLI policies (a portion of the whole life insurance premiums paid for the named executive in lieu of term life insurance premium payments for the equivalent death benefit coverage); For 2003 this amount consisted of an employer contribution of $10,844 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000, and $12,635 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan.
[5]	For Ms. Small for 2005, this amount consisted of an employer contribution of $7,947 to the Retirement Plus Plan and Deferred Salary Agreement, $908 in life insurance premiums for coverage in excess of $50,000, $439,523 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $347 in imputed income under the BOLI policies (a portion of the whole life insurance premiums paid for the named executive in lieu of term life insurance premium payments for the equivalent death benefit coverage); For 2004, this amount consisted of an employer contribution of $7,759 to the Retirement Plus Plan and Deferred Salary Agreement, $908 in life insurance premiums for coverage in excess of $50,000, $97,871 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $1,403 in imputed income under the BOLI policies (a portion of the whole life insurance premiums paid for the named executive in lieu of term life insurance premium payments for the equivalent death benefit coverage); For 2003 this amount consisted of an employer contribution of $7,533 to the Retirement Plus Plan and Deferred Salary Agreement and $455 in life insurance premiums for coverage in excess of $50,000
[6]	For Mr. Christopher for 2005, this amount consisted of an employer contribution of $6,585 to the Retirement Plus Plan and Deferred Salary Agreement and $733 in life insurance premiums for coverage in excess of $50,000.

Equity Compensation Plan Information

The following table presents the numbers of shares of common stock to be issued upon the exercise of outstanding options; the weighted-average price of the outstanding options and the number of options remaining that may be issued under the Corporation’s Stock Option Plan described below.

EQUITY COMPENSATION PLAN INFORMATION AS OF 12/31/2005

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our security holders	56,400	$7.84	0
Equity compensation plans not approved by our security holders	0	NA	0

Total	56,400	$7.84	0

Stock Option Plan

The Incentive Stock Option Plan of 1999 (the “Stock Option Plan”) which provides for the grant of stock options for the purchase of up to 171,000 shares (adjusted for the January 21, 2000 3-for-2 stock split and the 100% stock dividend paid on January 10, 2005) of the Corporation’s common stock as incentive awards to officers of the Corporation and its subsidiaries (the “Key Employees,” including the executive officers, but excluding any director who is not also a full-time employee of the Corporation or a subsidiary). The purpose of the Stock Option Plan generally is to assist the Bank in attracting and retaining key employees and align their interests with those of stockholders, and to encourage and motivate Key Employees to perform at levels that will contribute to both the Corporation’s financial performance and to the growth of the market value of its common stock, thereby enhancing stockholder value. The Stock Option Plan expires on December 28, 2009, and no options may be granted thereafter.

Plan Administration. The Stock Option Plan is administered by the Board. If a director is eligible as an employee for the grant of an option, that director must recuse himself or herself and not participate in the discussion, nor vote on the award of any option to him or her. The Board is authorized:

•	to make all determinations regarding the persons to whom and numbers of shares and amounts for which stock options will be granted under the Plan,

•	to specify the terms of all awards or grants under the Plan,

•	to interpret and make all other determinations under the Plan,

•	to prescribe, amend and rescind rules and regulations with respect to the operation of the Plan, and

•	to take other actions relating to and reasonable or advisable in administering the Plan.

Stock Options. An option is a right that may be granted by the Board to a Key Employee under the Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price per share (the “Exercise Price”). Stock options granted under the Plan are incentive stock options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986 (the “Code”). The Exercise Price per share of common stock covered by each ISO granted is set by the Board at the time the option is granted, but may not be less than 100% of the fair market value (as determined by the Board in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock).

Each ISO vests and becomes exercisable as specified by the Board and, to the extent not previously exercised, expires and may not be exercised after the earlier of:

(i) the expiration date set by the Board at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to a Key Employee who owns more than 10% of the outstanding voting common stock);

(ii) 90 days after the date of termination of the Key Employee’s employment other than by reason of his or her death, disability, or termination for cause (as defined in the Plan);

(iii) twelve months following the termination of the Key Employee’s employment as a result of his or her death or disability; or

(iv) immediate termination if the Key Employee’s employment is terminated for cause or if the Key Employee competes with the Bank (as compete is defined in the Stock Option Plan).

The aggregate fair market value (determined as of the date of grant) of common stock for which all ISOs granted to any Key Employee may become exercisable for the first time in any calendar year may not exceed $100,000. In addition, the Board may impose such other restrictions or conditions as it may deem appropriate.

At the time an ISO is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased. Payment shall be made in cash. Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

ISOs granted under the Plan are intended to qualify for favorable income tax treatment. Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of: (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and sales price, and the Corporation is allowed to take a deduction for the same amount.

Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Stock Option Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

Change in Control Transactions. Immediately prior to a change in control, each outstanding ISO will become immediately vested and may be exercised in full under the terms of the Stock Option Plan. A “change in control” includes:

•	the acquisition of more than 50% of the stock of the Corporation,

•	the sale of all or substantially all of the assets of the Corporation, and

•	the merger or consolidation of the Corporation with another entity at least 50% of the stock of which is not owned by the stockholders of the Corporation.

Amendments. The Board may, from time to time, amend, suspend, or terminate the Stock Option Plan. However, no such action will adversely affect any optionee’s rights under any then outstanding option, and the Board shall not:

(i) increase the maximum number of shares of common stock authorized for the Stock Option Plan,

(ii) change the class of employees to other than Key Employees,

(iii) reduce the basis upon which the Exercise Price is determined,

(iv) extend the period within which the options under the Stock Option Plan may be granted, or

(v) provide for an option that is exercisable during a period of more than ten years from the date it is granted.

Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Stock Option Plan, the Corporation may require that the Key Employee pay to it, or it may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Board believes the Corporation is required by law to withhold.

Option Grants. The Board has awarded options to purchase 56,400 shares of common stock (adjusted to reflect the January 21, 2000 3-for-2 stock split and the January 10, 2005 stock dividend) to five Key Employees at an exercise price of $7.84 per share (adjusted to reflect the January 21, 2000 3-for-2 stock split and the January 10, 2005 stock dividend).

The following table presents the number of options granted under the Employee Plan for Mr. Wiley, the Chief Executive Officer of the Corporation and the Bank, and the Bank’s other named executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities, during the fiscal year ended December 31, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name	Numbers of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
Mr. Wiley	0 / 0	0 / 0	n/a	n/a
Mr. Johnson	0 / 0	0 / 0	n/a	n/a
Mr. Christopher	0 / 0	0 / 0	n/a	n/a
Ms. Small	0 / 0	0 / 0	n/a	n/a

The following table provides information with respect to outstanding stock options held by Mr. Wiley, the Chief Executive Officer of the Corporation and the Bank, and the Bank’s other named executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities, during the fiscal year ended December 31, 2005. No options were exercised during the fiscal year ended December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End[1]		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End[2]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Wiley	—	—	—	—	—	—
Mr. Johnson	—	—	—	—	—	—
Mr. Christopher	—	—	—	—	—	—
Ms. Small	—	—	31,200	—	$114,192	—

[1]	Numbers are adjusted to reflect the January 21, 2000 stock split and the January 10, 2005 100% stock dividend.
[2]	Dollar amounts shown represent the fair market value of stock options held as of December 31, 2005. All stock options were “in-the-money” at such date. Options are only considered “in-the-money” if the fair market value of the common stock exceeds the exercise price or base price of the options. The exercise price of the stock options is $7.84 (adjusted to reflect the January 21, 2000 stock split and January 10, 2005 stock dividend). The price paid for the common stock in the last trade known to management to have occurred on or prior to December 31, 2005 was $11.50, which trade occurred on December 30, 2005.

Employment Agreements

Employment Agreement. The Corporation and the Bank entered into an employment agreement with Mr. Wiley in connection with his appointment as President and Chief Executive Officer of the Corporation and the Bank, effective June 15, 2005. The agreement with Mr. Wiley provides for an annual base salary of $165,000. He also received a one time signing bonus of $25,000, common stock in the Corporation with a market value of $5,000, the right to stock awards of $5,000 per year for each year of continuous employment (for a maximum of four years) and $7,500 for relocation expenses. In addition, the employment agreement provides for discretionary bonuses and participation in all other pension, profit-sharing, or retirement plans maintained by the Bank or by the Corporation for employees and/or executives of the Bank, as well as fringe benefits normally associated with the executive’s office, including reimbursement for the use of an automobile and club dues. The agreement provides that Mr. Wiley shall participate in the Corporation’s Incentive Compensation Plan, under which he will be entitled to payment of a bonus, at least annually, based upon performance measurements as defined in the agreement.

The agreement provides for an initial term of employment of three years, beginning June 15, 2005. The term of employment will be automatically extended for an additional term of one year on each anniversary date of the agreement unless a non-renewal notice is given by either party to the other prior to the anniversary date of the agreement, so that the remainder of the agreement is never less than two years nor more than three years. The agreement may not extend the executive’s employment beyond an initial six-year term. The agreement provides that Mr. Wiley may be terminated by the Bank for cause, as defined in the agreement. He may otherwise be terminated by the Bank (subject to vested rights), or he may choose to terminate his employment. If the Corporation or the Bank materially alters the nature of Mr. Wiley’s duties or position, or materially breaches the employment agreement, he may provide notice of constructive termination and may be entitled to all compensation provided for during the remainder of his initial term of employment. In no event shall Mr. Wiley have the right to receive, or to have accrued or vested for his benefit, compensation or other benefits for any period after termination. If Mr. Wiley is terminated by the Corporation without cause, or he terminates the agreement for cause, Mr. Wiley will be entitled to his annual base salary, participation in the Incentive Compensation Plan at not less than the target levels if actual performance is lower, retirement and fringe benefits until the termination date or for one year after such termination, whichever is longer. However, if the Corporation, during the initial term gives Mr. Wiley notice of termination with or without cause, Mr. Wiley shall be paid all compensation provided for in the said agreement, for the remainder of the initial term or for one year after the termination date, whichever is longer. If Mr. Wiley is constructively terminated, as defined in the agreement, Mr. Wiley is entitled to receive his minimum annual base salary, participation in the Incentive Compensation Plan at not less than the target levels if actual performance is lower, retirement and fringe benefits all as provided until the termination date or for one year after such termination, whichever is longer.

The agreement with Mr. Wiley also provides for the payment of a severance benefit to Mr. Wiley in the event his employment is terminated in conjunction with or following a change in control, as defined in the agreement. Under the terms of the agreement, in the event of an unapproved change in control, as defined in the agreement, Mr. Wiley is entitled to receive an amount equal to his minimum annual base salary and bonuses approved under the agreement for a period of 2.99 years, as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time, or, at Mr. Wiley’s election, a lump sum payment within 60 days of the termination date equal to the present value of his base salary and bonuses approved under the agreement for a period of 2.99 years as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time. In the event of an approved change in control, as defined in the agreement, upon Mr. Wiley’s declaration of termination at will, as provided for in the agreement, or upon the Bank’s termination without cause within two years following the change in control, Mr. Wiley is entitled to the same benefits payable upon termination after an unapproved change in control. In any case, Mr. Wiley is also entitled to receive, in addition to the termination benefit, a cash payment in an amount equal to the amount of any excise tax liability incurred by Mr. Wiley under Section 4999 of the Code as a result of the receipt of the termination benefit.

The agreement also restricts, following termination of employment, the right of Mr. Wiley to compete against the Bank within the counties in which the Bank has offices during the term of the agreement. The restriction applies during any period following termination of employment in which Mr. Wiley is receiving termination payments or is participating in benefit plans. The non-compete restriction does not apply if employment is terminated without cause. If Mr. Wiley is terminated for cause, the non-compete period will be twelve months following the termination date.

Retirement Package. In September 2004, the Bank agreed to provide Mr. Johnson with a retirement package which provided for certain benefits to Mr. Johnson upon his retirement which was scheduled to occur not later than June 30, 2006. Mr. Johnson retired on June 15, 2005. In connection with the retirement package, the Bank agreed to: (a) pay an amount equal to the cost of health coverage (to be converted to a Medicare Supplement at age 65), dental insurance and long-term health care insurance for Mr. Johnson’s lifetime with a maximum annual benefit of $8,500; (b) enter into a two year agreement with Mr. Johnson for professional/consulting service for a retainer of $30,000 per year; and (c) amend the Supplemental Executive Retirement Plan (“SERP”) to provide a benefit equivalent to 65% of Mr. Johnson’s average compensation based on the highest three years of the last ten years (offset by the cash balance benefit).

Retirement and Supplemental Retirement Plans

The Bank has established a Retirement Plus Plan and entered into Deferred Salary Agreements with its executive officers. These agreements provide that each of the executive officers of the Bank may defer up to 24% of his/her salary that is matched by the Corporation, not to exceed a combined total of 6% matching on both 401(k) and the deferred compensation agreement. In addition, the Bank has established a Supplemental Executive Retirement Plan for the benefit of the following executive officers: Mr. Johnson, Ms. Small and Mr. Harrington. The Supplemental Executive Retirement Plan provides benefits to those executive officers in an amount equal to 60% of the executive’s average compensation based on the highest three out of the last ten years offset by any cash balance compensation received at age 55 and above. In December 2004, this benefit for Mr. Johnson increased to 65% of his average compensation, as provided above. In the event of the executive’s termination of employment due to death or disability, such annual payments would be made for a period of years upon the election of the executive payable to the executive or to his or her designated beneficiaries, as applicable. The benefits payable under the Supplemental Executive Retirement Plan are funded by the purchase of life insurance. During the fiscal year ended December 31, 2005, the aggregate compensation expense related to the Supplemental Executive Retirement Plan was approximately $887,756.

Incentive Compensation Plan

The Bank, as part of the implementation of its strategic plan, adopted an Incentive Compensation Program (the “Program”) for employees covering the fiscal year ending December 31, 2005. The Program is composed of separate plans for different groups of employees: President, Executive Officers, Senior Management, City Executives, Loan Production Personnel, Branch Customer Staff and Corporate Support. The Plan is administered by the President under the supervision of the Bank’s Compensation Committee. Each incentive compensation plan in the Program describes eligibility for incentive awards and the basis for payments (annual or quarterly). Participants in the various plans are measured based on performance in key components of the Bank’s success, both in terms of size and profitability. Each year the Program is presented to and reviewed and approved by the Bank’s Compensation Committee. Individual awards are determined by a formula set under each incentive compensation plan for different groups of employees that link attainment of the Bank’s strategic objectives with attainment of individual goals and objectives. The Bank did not meet the minimum net income threshold of $1,657,000 in 2005 under the Program for payment of these incentives.

Bank-Owned Life Insurance (“BOLI”)

BOLI involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of employees, usually senior officers. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees. During the first quarter of 2003, after having completed an evaluation of BOLI arrangements, the Bank invested $2,256,500 in BOLI, covering the lives of the then executive officers. The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The primary goal of this investment in BOLI is to help offset increased pension costs associated with the Bank’s Supplemental Executive Retirement Plan. Upon the insured’s death, the net death benefit is divided between the insured’s named beneficiary and the Bank. The current net death benefit for each of those named executives who are covered by BOLI policies are as follows: for Mr. Johnson—$492,234 and for Ms. Small—$330,591;

Indebtedness of and Transactions with Management

The Bank provides loans and other credit facilities in the ordinary course of its business to certain persons who beneficially own more than 5% of the Corporation’s common stock, Corporation and Bank directors, director-nominees and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing. The Bank has adopted a policy which sets forth the requirements applicable to such loans. These loans are made using the same credit and underwriting standards as are applicable to the general public, and such loans do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to its employee loan policy, loans to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

The Corporation entered into a five-year lease on December 31, 2003 under which NCM Capital Advisers, Inc. leases space in the Corporation’s corporate offices. The lease was amended in 2004 to include additional office space. Currently, annual lease payments to the Corporation are approximately $159,000 and will total approximately $795,000 over the full term of the lease. Director Maceo K. Sloan serves as Chairman, Chief Executive Officer and Chief Investment Officer, and is a 66% shareholder of NCM Capital Advisors, Inc.

The Corporation entered into a ground lease with Vivian M. Sansom (who beneficially owns more than 5% of the common stock of the Corporation) and her husband in 1976, under which the Corporation leases land at Rock Quarry Road, Raleigh for a branch office. Currently the annual lease payment to Mrs. Sansom is $4,500. In the event that the Corporation chooses to extend the lease for a further 10 years, to August 2016, the annual lease payment shall increase to $6,000.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Corporation’s Articles of Incorporation authorize the Board to fix the exact number of directors from time to time within a range of no fewer than three or more than nine people. The Board has fixed the number of directors for the coming year at seven people.

Directors are currently nominated and elected for one year terms. The individuals elected as directors at this annual meeting will hold office until the 2007 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board. If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at this Annual Meeting

Information about the nominees for election at the annual meeting is set forth below:

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since

Willie T. Closs, Jr.,	50	Mr. Closs is a Director and Executive Vice President of N.C. Mutual Life Insurance Company, and has been associated with that insurance company since 1983.	Director of the Corporation since 2002. Director of the Bank since June 2005 to present.

Genevia Gee Fulbright	43	Ms. Fulbright is Vice President of Fulbright and Fulbright, CPA, PA, and has been associated with the firm since 1987. Since November 2004 she has served as President of Fulbright Electronic Commerce, Publishing & Media, Inc.	Director of the Corporation since 2000. Director of the Bank from (i) 1994 to 2001; and (ii) June 2005 to present.

Michael L. Lawrence	35	Mr. Lawrence has been the Chief Financial Officer of NCM Capital Management Group since June 2003. Prior to that Mr. Lawrence served as a Senior Manager with Deloitte & Touche LLP from July 1993 until June 2003.	Director of the Bank since August 2005 to present.

Joseph M. Sansom[2]	62	Mr. Sansom is currently Managing Partner, Sansom Associates, LLC. He previously served with the State of North Carolina in the Treasurer’s Office as Assistant to the State Treasurer from 1996 to January 2002. Prior to that time he worked for IBM in various financial positions and retired in 1995 after 30 years of service.	Director of the Corporation since 1999. Director of the Bank since 1987.

Maceo K. Sloan	56	Mr. Sloan is currently Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. and Chairman, Chief Executive Officer and Chief Investment Officer of both NCM Capital Advisers, Inc. and NCM Capital Management Group, Inc. Mr. Sloan serves as a director of each of the abovementioned firms and SCANA Corporation and is a trustee of CREF (College Retirement Equities Fund), a registered investment company under the Investment Company Act, and the TIAA-CREF Funds Boards.	Director of the Corporation since 2000. Director of the Bank from (i) 1980 to 2001; and (ii) June 2005 to present.

Aaron L. Spaulding	62	Mr. Spaulding is the Chairman, President and Chief Executive Officer of Global Travel Group, Inc., d/b/a Prestige Travel, an American Express Travel Services Representative.	Director of the Corporation since 1999. Director of the Bank since 1994.

Ronald Wiley	50	Mr. Wiley has been the President and Chief Executive Officer of the Corporation and the Bank since June 2005. He previously served as President and Chief Executive Officer of Southern Dallas Development Corporation from May 2003 to April 2005. Between January 1994 and May 2002, Mr. Wiley served as President and Chief Executive Officer of Douglass National Bank in Kansas City, Missouri.	Director of the Corporation and the Bank since June 2005 to present.

[1]	Ages are given as of December 31, 2005.
2	Mr. Sansom is the son of Vivian M. Sansom, who owns more than ten percent of the Corporation’s outstanding common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE SEVEN NOMINEES AS DIRECTORS OF THE CORPORATION FOR THE COMING YEAR.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Change of Independent Auditor

On March 21, 2006, the Corporation advised Deloitte & Touche LLP (“D&T”) that it would not be re-engaging them as the Corporation’s registered public accounting firm for fiscal year ending December 31, 2006. Accordingly, while the decision to dismiss D&T was reached on March 21, 2006, D&T’s dismissal did not become effective until after they completed their audit of the Corporation’s consolidated financial statements for fiscal year ending December 31, 2005. The decision to dismiss D&T was considered and approved by the Audit Committee on March 21, 2006. D&T’s reports on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2005, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2005, 2004 and 2003, and any subsequent interim period, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference thereto in their reports on the financial statements for such years. The Corporation has complied with Item 304(a)(3) of Regulation S-B.

On March 21, 2006, subject to ratification by the Corporation’s shareholders, the Corporation appointed McGladrey & Pullen L.L.P. (“McGladrey”) as the Corporation’s registered public accounting firm for fiscal year ending December 31, 2006. The Corporation has not consulted with McGladrey during the last three fiscal years ended December 31, 2005, 2004 and 2003, or during any subsequent interim period preceding the date of their appointment, on the application of accounting principles to a specific contemplated or completed transaction; the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements; or any matter that was the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

Ratification of Appointment of New Independent Auditor

A proposal to ratify the appointment of McGladrey is being submitted to the stockholders. Representatives of McGladrey are expected to attend the annual meeting and will be available to respond to appropriate questions and, if they desire to do so, will have the opportunity to make a statement. Representatives of D&T are not expected to attend the annual meeting, but should they choose to attend then the Corporation shall give them an opportunity to respond to appropriate questions and make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, L.L.P. AS INDEPENDENT AUDITOR FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Audit Fees Paid to Independent Auditor

The following table represents fees for professional services rendered by Deloitte & Touche for the audit of the Corporation’s annual consolidated financial statements for the years ended December 31, 2005 and 2004 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche for each of those fiscal years. Amounts presented for the 2004 audit are actual and for the 2005 audit are estimated.

	Year ended December 31,
	2005	2004
Audit Fees[1]	$386,659	$224,592
Audit-Related Fees[2]	$0	$0
Tax Fees[3]	$19,020	$9,600
All Other Fees	$0	$0

Total Fees	$405,679	$234,192

[1]	These are fees paid for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-QSB, and for services normally provided in connection with statutory or regulatory filings or engagements.
[2]	These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees related to audits of financial statements of employee benefit plans and any subsidiaries, and due diligence services.
[3]	These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Corporation’s various federal, state and local tax returns, tax credit consultation and franchise tax return amendments.

Pre-Approval of Audit and Permissible Non-Audit Services

All audit-related services, tax services and other services rendered in 2004 and 2005 were pre-approved by the Audit Committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Corporation’s independent auditor. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and greater than 10% stockholders (“Reporting Persons”) to file reports of their ownership and any changes in ownership of common stock with the SEC. Reporting Persons are required by regulation to provide the Corporation with a copy of any Section 16(a) reports they file. Based on the Corporation’s review of copies of the reports received by it and written representations made to it by these persons, the Corporation believes that, except as follows, all Section 16(a) filing requirements applicable to its Reporting Persons were satisfied during the year ended December 31, 2005:

(i) Mr. Sloan filed one late report on 11/28/2005 relating to one transaction: the sale of 500 shares of common stock on 11/22/2005; and

(ii) Mr. Wiley filed one late report on 09/15/2005 relating to one transaction: the purchase of 404 shares of common stock on 09/12/2005.

OTHER MATTERS

The Board knows of no other matters to be considered at the annual meeting. If other matters of which the Corporation is made aware after February 28, 2006 are properly brought before the annual meeting or any adjournment of the annual meeting, the people appointed in the proxy intend to vote the shares represented by the proxy according to their best judgment, pursuant to the discretionary authority granted by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

It is presently anticipated that the 2007 annual meeting of stockholders will be held on May 16, 2007. In order for stockholder proposals to be included in the Corporation’s proxy materials for that meeting, the proposals must be received by the Corporate Secretary of the Corporation at the Corporation’s principal executive office within a reasonable time before the Corporation begins to print and mail its proxy materials and meet all other applicable requirements for inclusion in the proxy materials.

In the alternative, if a stockholder follows the SEC’s proxy solicitation rules, a stockholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2007 annual meeting of stockholders. In order to do so, the stockholder must notify the Corporate Secretary in writing at the Corporation’s principal executive office within a reasonable time before the Corporation begins to print and mail its proxy materials. If the Corporate Secretary is not notified of the stockholder’s proposal within the time period specified, the Board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board for the 2007 annual meeting.

MISCELLANEOUS

The Corporation’s combined annual report to stockholders for the year ended December 31, 2005 and Form 10-KSB, filed with the Securities and Exchange Commission, has been mailed with this proxy statement to all stockholders of record as of April 27, 2006. Any stockholder who has not received a copy of the combined annual report and Form 10-KSB may obtain a copy without charge by writing to the Corporation. Please make your written request to our Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707. The combined annual report and Form 10-KSB are not to be treated as part of this proxy statement or as a solicitation of proxies.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

☒ Please mark your votes as in this example.

1. Elect seven (7) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2007.

Nominees: Willie T. Closs, Jr., Genevia Gee Fulbright, Michael L. Lawrence, Joseph M. Sansom, Maceo K. Sloan, Aaron L. Spaulding, Ronald Wiley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For all Nominees Except” and write that person’s name below.)

						2. Ratify the appointment of McGladrey & Pullen, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
For all Nominees	☐	Withhold Authority to Vote	☐	For all Nominees Except	☐	3. Consider any other business that may properly be brought before the meeting or any adjournment of the annual meeting.
______________________________________________						THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

SIGNATURE____________________________ DATE_______________

SIGNATURE____________________________ DATE_______________ (if jointly held)

If acting Attorney, Executor, Trustee or other representative capacity, please sign name and title.

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é                        Fold and Detach Here                        é

Return in the Envelope Enclosed

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

M&F Bancorp, Inc.

June 20, 2006 at 6:00 p.m.

Note: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee or guardian, please set forth full title as it appears hereon. Stockholders of record at the close of business on April 27, 2006 are entitled to vote at the annual meeting.

M&F Bancorp, Inc.

2634 Durham Chapel Hill Boulevard

P. O. Box 1932 (27702)

Durham, NC 27707

(919) 687-7800

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the stockholders of M&F BANCORP, INC. (the “Company”). The undersigned hereby appoints Lem Long, Sr., Joseph M. Sansom, Julia W. Taylor, and Walter S. Tucker or any of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on April 27, 2006 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 20, 2006, at 6:00 p.m. at the M&F Bank Corporate Center, 2634 Durham Chapel Hill Boulevard, Durham, NC.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

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